Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated April 12, 2003 (April 23, 2004 as to effects of the restatement described in Note 6) relating to the financial statements and financial statement schedule of Trailer Bridge, Inc. for the years ended December 31, 2002 and 2001 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Independent Registered Public Accounting Firms” in such Prospectus.

DELOITTE & TOUCHE LLP

Jacksonville, Florida

February 11, 2005